Exhibit 99.1

Gran Tierra Energy Inc. Provides Operational Update

•	Achieved Second Quarter 2023 Total Company Average Production of Approximately 33,800 BOPD, an Increase of 7% from First Quarter 2023

•	2023 Year-to-Date Total Company Average Production[1] of Approximately 32,900 BOPD

•	Total Company Current Average Production[1] of Approximately 34,800 BOPD

•	2023 Capital Expenditures Expected To Be Approximately $210-$230 Million, at Lower End of 2023 Guidance

•	First Half 2023 Drilling Activity Summary: 21 Development Wells Drilled, Consisting of 14 New Producers and 7 New Injectors

CALGARY, ALBERTA, July 12, 2023, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced an operational update. All dollar amounts are in United States dollars, and production amounts are on an average working interest before royalties (“WI”) basis unless otherwise indicated. Per barrel (“bbl”) and bbl of oil per day (“BOPD”) amounts are based on WI sales before royalties.

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "We are very pleased with the results from our development drilling campaign during the first half of 2023, which has been a key factor in our ongoing ramp up of production and further demonstrates the quality of our assets and our ability to execute on our strategy. By completing the majority of our development program during the first half of 2023, Gran Tierra is positioned to realize higher oil production for the rest of the year, and with most of our development capital behind us, this should allow us to maximize cash flow in the second half of 2023. The Company is well positioned to optimize value and grow production from our assets through continued enhanced oil recovery activities."

Operations Update:

•	Production

o	During second quarter 2023, Gran Tierra’s total average production was approximately 33,800 BOPD, which is at the high end of the Company’s 2023 previously disclosed average annual production guidance range. Gran Tierra's total Company current average production[2] for third quarter 2023 to date is approximately 34,800 BOPD.

o	During second quarter 2023, Acordionero’s production averaged approximately 18,000 BOPD, another strong quarter of performance due to the successful 2023 drilling program and ongoing prudent management of the enhanced oil recovery waterflood scheme.

•	Development

o	During the first half of 2023, the Company drilled a total of 21 wells:

▪	Acordionero: 10 wells were drilled; 6 are on production, 4 are on water injection

▪	Costayaco and Moqueta: Gran Tierra has completed its drilling campaign at Costayaco and Moqueta which consisted of 7 wells (4 production and 3 water injection) and 4 wells (4 production), respectively. The CYC-54 well is the most northern well drilled in the Costayaco field and the success of the well has resulted in the identification of multiple additional drilling opportunities to target un-swept portions of oil. A summary of the recent 48-hour production test from the CYC-54 well on electric submersible pump is as follows:

	Average Production Test Rates over Period
Well Name	Oil (BOPD)	Watercut (%)	Gas-Oil Ratio (scf*/bbl)	Producing Zones
CYC-54	1,464	41	137	Villeta & Caballos

*scf = standard cubic feet

Second Quarter 2023 Financial Results: Gran Tierra will release second quarter financial results post-market on August 1, 2023, followed by a conference call the following day. Additional details, including how to participate in the conference call, will be press released during the week of July 24, 2023.

1Gran Tierra's total 2023 year-to-date average production is for the period of January 1, 2023, to July 11, 2023.

2Gran Tierra's total current average production is for the period of July 1, 2023, to July 11, 2023.

Corporate Presentation:

Gran Tierra’s Corporate Presentation is available on the Company website at www.grantierra.com.

Contact Information:

For investor and media inquiries please contact:

Gary Guidry

President & Chief Executive Officer

Ryan Ellson

Executive Vice President & Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Corporate Presentation referenced above) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s U.S. Securities and Exchange Commission (“SEC”) filings are available on the SEC website at www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR at www.sedar.com and UK regulatory filings are available on the National Storage Mechanism (“the NSM”) website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism. Gran Tierra's filings on the SEC, SEDAR and the NSM websites are not incorporated by reference into this press release.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “expect,” “plan,” “can,” “will,” “should,” “guidance,” “forecast,” “signal,” “progress,” and “believes,” derivations thereof and similar terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company’s expected future production (including as a result of our testing results), expected capital expenditures and anticipated results from the Company’s drilling campaign. The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of assumed operational, regulatory and industry conditions in Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health events; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including inflation and changes resulting from a global health crisis, the Russian invasion of Ukraine, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC, and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under any credit agreement; capital market disruptions; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other filings with the Securities and Exchange Commission. These filings are available on the Securities and Exchange Commission website at http://www.sec.gov and SEDAR at www.sedar.com.

The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management’s experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra’s business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

The estimates of future production and total capital may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. In particular, this press release contains projected operational and financial information for 2023. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

Presentation of Oil and Gas Information:

References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.